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                                                                     EXHIBIT 3.1

                            MEMORANDUM OF ASSOCIATION

                                       OF

                         GENESIS MICROCHIP INCORPORATED


1.      The name of the Company is GENESIS MICROCHIP INCORPORATED.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

        (a) To sell or dispose of its undertaking, or a substantial part thereof;

        (b)     To distribute any of its property in specie among its members;
                and

        (c)     To amalgamate with any company or other body of persons.

3.      The liability of the members is limited.

4. The capital of the Company is 1,000,000,000 Common Shares without nominal or par value having the share conditions as set out in Exhibit A-1, and 1,000,000,000 Special Shares without nominal or par value, issuable in series, having the share conditions as a class set out in Exhibit A-2, with power to divide the shares in the capital for the time being into several classes or series and to attach thereto respectively any preferred, deferred or qualified rights, privileges or conditions, including restrictions on voting rights and including redemption and purchase of such shares, subject, however, to the provisions of the Companies Act (Nova Scotia).




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                                   EXHIBIT A-1

                         GENESIS MICROCHIP INCORPORATED

Subject to the provisions of the Companies Act (Nova Scotia), the Common Shares of the Company shall as a class have attached thereto the following rights, privileges, restrictions and conditions:

        A.      DIVIDENDS

                (i) Subject to the prior rights of the holders of the Special Shares and to any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of the Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the board of directors of the Company, out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

        B.      DISSOLUTION

                (i) In the event of the dissolution, liquidation or winding-up of the Company, whether voluntary or involuntary, or any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Special Shares and to any other shares ranking senior to the Common Shares with respect to priority in the distribution of assets upon dissolution, liquidation or winding-up, the holders of the Common Shares shall be entitled to receive the remaining property and assets of the Company.

        C.      VOTING RIGHTS

                (i) The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and shall have one (1) vote for each Common Share held at all meetings of the shareholders of the Company, except for meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series.

        D.      DISSENT RIGHTS

                (i) The holders of the Common Shares shall not be entitled to dissent in respect of an amendment to the memorandum or articles of association of the Company to:



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                                       2

                        a. increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class or series having rights and privileges equal or superior to the shares of such class;

                        b. effect an exchange, reclassification or cancellation of such class; or

                        c. create a new class or series of shares equal or superior to the shares of such class.



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                                   EXHIBIT A-2

                         GENESIS MICROCHIP INCORPORATED

Subject to the provisions of the Companies Act (Nova Scotia), the Special Shares of the Company shall as a class have attached thereto the following rights, privileges, restrictions and conditions:

        A.      DIRECTORS' AUTHORITY TO ISSUE ONE OR MORE SERIES

                (i) The board of directors of the Company may issue the Special Shares at any time and from time to time in one or more series. Before the first shares of a particular series are issued, the board of directors of the Company shall fix the number of shares in such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to attach to the shares of such series including, without limiting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of dividends, whether cumulative or non- cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the redemption price and terms and conditions of redemption (if any), the rights of retraction (if any), and the prices and other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights and conversion or exchange rights (if any) and any sinking fund, purchase fund or other provisions attaching thereto. Such resolution shall be the only authorization required to fix such designation, priorities, preferences, rights, privileges, restrictions and conditions and to authorize such issuance and no approval, sanction or confirmation of such resolution by the shareholders of the Company or otherwise shall be required.

        B.      RANKING OF SPECIAL SHARES

                (i) No rights, privileges, restrictions or conditions attaching to a series of Special Shares shall confer upon a series a priority in respect of dividends or return of capital in the event of the liquidation, dissolution or winding-up of the Company over any other series of Special Shares. The Special Shares of each series shall rank on a parity with the Special Shares of every other series with respect to priority in the payment of dividends and the return of capital and the distribution of assets of the Company in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs.



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                (ii)    The Special Shares may be entitled to priority over the
                        Common Shares of the Company and over any other shares of any other class of the Company ranking junior to the Special Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs.

                (iii) If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amount payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Company in respect of a series of Special Shares is not paid in full, the Special Shares of all series shall participate rateably in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of the liquidation, dissolution or winding-up of the Company in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Special Shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

                (iv) The Special Shares of any series may also be given such other preferences not inconsistent with the provisions hereof over the Common Shares and over any other shares of the Company ranking junior to the Special Shares as may be determined in the case of such series of Special Shares.

                (v) In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding-up its affairs, the holders of each series of Special Shares shall, before any amount shall be paid to or any property or assets of the Company distributed among the holders of the Common Shares or any other shares of the Company ranking junior to the Special Shares, be entitled to receive (i) an amount equal to the paid up capital attributed to each series of Special Shares, respectively, together with, in the case of a series of Special Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but



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                        excluding the date of distribution) and, in the case of
                        a series of Special Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon, and (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Special Shares had they been called for redemption by the Company effective the date of distribution and, if any series of Special Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Special Shares.

        C.      RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS, ETC.

                (i) Except with the approval of all the holders of the Special Shares, no dividends shall at any time be declared or paid or set apart for payment on the Common Shares or any other shares of the Company ranking junior to the Special Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Special Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Common Shares or such other shares of the Company ranking junior to the Special Shares; nor shall the Company call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Special Shares (less than the total amount then outstanding) or any Common Shares or any other shares of the Company ranking junior to the Special Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Special Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, acquisition, reduction or other payment.

        D.      VOTING RIGHTS

                (i) Except as hereinafter referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Special Shares, the holders of the Special Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Company.



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                                       4


        E.      SPECIFIC MATTERS REQUIRING APPROVAL

                (i) The approval of the holders of the Special Shares, given in the manner described in section F(i) below, shall be required for the creation of any new shares, other than any series of Special Shares, ranking prior to or on a parity with the Special Shares.

                (ii) The provisions of clauses A (i) to F (i) inclusive may be deleted, amended, modified or varied in whole or in part with the prior approval of the holders of the Special Shares given as hereinafter specified in addition to any other approval required by the Companies Act (Nova Scotia) or any other statutory provisions of like or similar effect, from time to time in force.

        F.      APPROVAL OF THE HOLDERS OF THE SPECIAL SHARES

                (i) The approval of the holders of the Special Shares with respect to any and all matters hereinbefore referred to in section E above may be given by at least two thirds of the votes cast at a meeting of the holders of the Special Shares duly called for that purpose and held upon at least 21 days' notice at which the holders of a majority of the outstanding Special Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Special Shares are not present or represented by proxy within one half-hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman and not less than 21 days' notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Special Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Special Shares referred to above. The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Companies Act (Nova Scotia) and the articles of association of the Company with respect to meetings of shareholders. On every poll taken at every such meeting or adjourned meeting every holder of Special Shares shall be entitled to one (1) vote in respect of each Special Share held.




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                                       5


        G.      DISSENT RIGHTS

                (i) The holders of the Special Shares as a class and the holders of a series of the Special Shares shall not be entitled to dissent in respect of an amendment to the articles of the Company to:

                        a. increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights and privileges equal or superior to the shares of such class or series;

                        b. effect an exchange, reclassification or cancellation of such class or series; or

                        c. create a new class or series of shares equal or superior to the shares of such class or series.



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                             ARTICLES OF ASSOCIATION
                                       OF

                         GENESIS MICROCHIP INCORPORATED

                                 INTERPRETATION

1. In these Articles, unless there is something in the subject or context inconsistent therewith:

        (1)     "Act" means the Companies Act (Nova Scotia);

        (2) "Articles" means these Articles of Association of the Company and all amendments hereto;

        (3)     "Company" means the company named above;

        (4)     "director" means a director of the Company;

        (5) "Memorandum" means the Memorandum of Association of the Company and all amendments thereto;

        (6)     "month" means calendar month;

        (7)     "Office" means the registered office of the Company;

        (8)     "person" includes a body corporate;

        (9)     "proxyholder" includes an alternate proxyholder;

        (10) "Register" means the register of members kept pursuant to the Act, and where the context permits includes a branch register of members;

        (11)    "Registrar" means the Registrar as defined in the Act;

        (12) "Secretary" includes any person appointed to perform the duties of the Secretary temporarily;

        (13) "shareholder" means member as that term is used in the Act in connection with a company limited by shares;

        (14)    "special resolution" has the meaning assigned by the Act;

        (15) "in writing" and "written" includes printing, lithography and other modes of representing or reproducing words in visible form;

        (16) words importing number or gender include all numbers and genders unless the context otherwise requires;

2. The regulations in Table A in the First Schedule to the Act shall not apply to the Company.



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                                       2


3. The directors may enter into and carry into effect or adopt and carry into effect any agreement made by the promoters of the Company on behalf of the Company and may agree to any modification in the terms of any such agreement, either before or after its execution.

4. The directors may, out of the funds of the Company, pay all expenses incurred for the incorporation and organization of the Company.

5. The Company may commence business as soon after incorporation as the directors think fit, notwithstanding that part only of the shares has been allotted.

                                     SHARES

6. The directors shall control the shares and, subject to the provisions of these Articles, may allot or otherwise dispose of them to such person, at such times, on such terms and conditions and, if the shares have a par value, either at a premium or at par, as they think fit.

7. The directors may pay on behalf of the Company a reasonable commission to any person in consideration of subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company. Subject to the Act, the commission may be paid or satisfied in shares of the Company.

8. On the issue of shares the Company may arrange among the holders thereof differences in the calls to be paid and in the times for their payment.

9. If the whole or part of the allotment price of any shares is, by the conditions of their allotment, payable in instalments, every such instalment shall, when due, be payable to the Company by the person who is at such time the registered holder of the shares.

10. Shares may be registered in the names of joint holders not exceeding three in number. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for the certificate issued in respect thereof, and for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share, but all the joint holders of a share shall be severally as well as jointly liable for the payment of all demands payable in respect thereof.

11. Joint holders of a share shall be jointly and severally liable for the payment of all instalments and calls due in respect of such share. On the death of one or more joint holders of shares the survivor or survivors of them shall alone be recognized by the Company as the registered holder or holders of the shares.

12. Save as herein otherwise provided, the Company may treat the registered holder of any share as the absolute owner thereof and accordingly shall not, except as ordered by a court of competent jurisdiction or required by statute, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.



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                                       3


                                  CERTIFICATES

13. Certificates of title to shares shall comply with the Act and may otherwise be in such form as the directors may from time to time determine. Unless the directors otherwise determine, every certificate of title to shares shall be signed manually by at least one of the Chairman, President, Secretary, Treasurer, a vice-president, an assistant secretary, any other officer of the Company or any director of the Company or by or on behalf of a share registrar transfer agent or branch transfer agent appointed by the Company or by any other person whom the directors may designate. When signatures of more than one person appear on a certificate all but one may be printed or otherwise mechanically reproduced. All such certificates when signed as provided in this Article shall be valid and binding upon the Company. If a certificate contains a printed or mechanically reproduced signature of a person, the Company may issue the certificate, notwithstanding that the person has ceased to be a director or an officer of the Company and the certificate is as valid as if such person were a director or an officer at the date of its issue. Any certificate representing shares of a class publicly traded on any stock exchange shall be valid and binding on the Company if it complies with the rules of such exchange whether or not it otherwise complies with this Article.

14. Except as the directors may determine, each shareholder's shares may be evidenced by any number of certificates so long as the aggregate of the shares stipulated in such certificates equals the aggregate registered in the name of the shareholder.

15. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

16. Any certificate that has become worn, damaged or defaced may, upon its surrender to the directors, be cancelled and replaced by a new certificate. Any certificate that has become lost or destroyed may be replaced by a new certificate upon proof of such loss or destruction to the satisfaction of the directors and the furnishing to the Company of such undertakings of indemnity as the directors deem adequate.

17. The sum of one dollar or such other sum as the directors from time to time determine shall be paid to the Company for every certificate other than the first certificate issued to any holder in respect of any share or shares.

18. The directors may cause one or more branch Registers of shareholders to be kept in any place or places, whether inside or outside of Canada.

                                      CALLS

19. The directors may make such calls upon the shareholders in respect of all amounts unpaid on the shares held by them respectively and not made payable at fixed times by the conditions on which such shares were allotted, and each shareholder shall pay the amount of every call so made to the person



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                                       4


        and at the times and places appointed by the directors. A call may be made payable by instalments.


20. A call shall be deemed to have been made at the time when the resolution of the directors authorizing such call was passed.

21. At least 14 days' notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

22. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for the payment thereof, the holder for the time being of the share in respect of which the call has been made or the instalment is due shall pay interest on such call or instalment at the rate of 9% per year or such other rate of interest as the directors may determine from the day appointed for the payment thereof up to the time of actual payment.

23. At the trial or hearing of any action for the recovery of any amount due for any call, it shall be sufficient to prove that the name of the shareholder sued is entered on the Register as the holder or one of the holders of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that such notice of such call was duly given to the shareholder sued in pursuance of these Articles. It shall not be necessary to prove the appointment of the directors who made such call or any other matters whatsoever and the proof of the matters stipulated shall be conclusive evidence of the debt.

24. The directors may receive from any shareholder willing to advance it all or any part of the amount due upon shares held by such shareholder beyond the sums called for, and upon the amount so paid or satisfied in advance or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate or permit such participation in profits upon the amount so paid or satisfied in advance as the shareholder paying such sum in advance and the directors agree.

                              FORFEITURE OF SHARES

25. If any shareholder fails to pay any call or instalment on or before the day appointed for payment, the directors may at any time thereafter while the call or instalment remains unpaid serve a notice on such shareholder requiring payment thereof together with any interest that may have accrued and all expenses that may have been incurred by the Company by reason of such non-payment.

26. The notice shall name a day (not being less than 14 days after the date of the notice) and a place or places on and at which such call or instalment and such interest and expenses are to be paid. The notice shall also state that, in the event of non-payment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

27. If the requirements of any such notice are not complied with, any shares in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments, interest



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                                       5


        and expenses due in respect thereof, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

28. When any share has been so forfeited, notice of the resolution shall be given to the shareholder in whose name it stood immediately prior to the forfeiture and an entry of the forfeiture shall be made in the Register.

29. Any share so forfeited shall be deemed the property of the Company and the directors may sell, re-allot or otherwise dispose of it in such manner as they think fit.

30. The directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

31. Any shareholder whose shares have been forfeited shall nevertheless be liable to pay and shall forthwith pay to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of the forfeiture together with interest at the rate of 9% per year or such other rate of interest as the directors may determine from the time of forfeiture until payment. The directors may enforce such payment if they think fit, but are under no obligation to do so.

32. A certificate signed by the Secretary stating that a share has been duly forfeited on a specified date in pursuance of these Articles and the time when it was forfeited shall be conclusive evidence of the facts therein stated as against any person who would have been entitled to the share but for such forfeiture.

                                 LIEN ON SHARES

33. The Company shall have a first and paramount lien upon all shares (other than fully paid-up shares) registered in the name of a shareholder (whether solely or jointly with others) and upon the proceeds from the sale thereof for debts, liabilities and other engagements of the shareholder, solely or jointly with any other person, to or with the Company, whether or not the period for the payment, fulfilment or discharge thereof has actually arrived, and such lien shall extend to all dividends declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of any lien of the Company on such shares.

34. For the purpose of enforcing such lien the directors may sell the shares subject to it in such manner as they think fit, but no sale shall be made until the period for the payment, fulfilment or discharge of such debts, liabilities or other engagements has arrived, and until notice in writing of the intention to sell has been given to such shareholder or the shareholder's executors or administrators and default has been made by them in such payment, fulfilment or discharge for seven days after such notice.

35. The net proceeds of any such sale after the payment of all costs shall be applied in or towards the satisfaction of such debts, liabilities or engagements and the residue, if any, paid to such shareholder.



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                                       6


                                VALIDITY OF SALES

36. Upon any sale after forfeiture or to enforce a lien in purported exercise of the powers given by these Articles the directors may cause the purchaser's name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after the purchaser's name has been entered in the Register in respect of such shares the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

                               TRANSFER OF SHARES

37. The instrument of transfer of any share in the Company shall be signed by the transferor. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof and shall be entitled to receive any dividend declared thereon before the registration of the transfer.

38. The instrument of transfer of any share shall be in writing in the following form or to the following effect:

                For value received, ___________________ hereby sell, assign, and transfer unto ___________________
                _________________________________________________________ shares in the capital of the Company represented by the within certificate, and do hereby irrevocably constitute and appoint ______________________ attorney to transfer such shares on the books of the Company with full power of substitution in the premises.

                Dated the ______ day of ___________________, 19___.

                Witness:

39. The directors may, without assigning any reason therefor, decline to register any transfer of shares

        (1)     not fully paid-up or upon which the Company has a lien, or

        (2) the transfer of which is restricted by any agreement to which the Company is a party,

        except in cases of shares listed on a stock exchange recognized by the Ontario Securities Commission.

40. Every instrument of transfer shall be left for registration at the Office of the Company, or at any office of its transfer agent where a Register is maintained, together with the certificate of the shares to be transferred and such other evidence as the Company may require to prove title to or the right to transfer the shares.

41. The directors may require that a fee determined by them be paid before or after registration of any transfer.

42. Every instrument of transfer shall, after its registration, remain in the custody of the Company. Any instrument of transfer that the directors decline to register shall, except in case of fraud, be returned to the person who deposited it.

                             TRANSMISSION OF SHARES

43. The executors or administrators of a deceased shareholder (not being one of several joint holders) shall be the only persons recognized by the Company as having any title to the shares registered in the name of such shareholder. When a share is registered in the names of two or more joint holders, the survivor or survivors or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, such share.

44. Notwithstanding anything in these Articles, if the Company has only one shareholder (not being one of several joint holders) and that shareholder dies, the executors or administrators of the deceased shareholder shall be entitled to register themselves in the Register as the holders of the shares registered in the name of the deceased shareholder whereupon they shall have all the rights given by these Articles and by law to shareholders.

45. Any person entitled to shares upon the death or bankruptcy of any shareholder or in any way other than by allotment or transfer may, upon producing such evidence of entitlement as the directors require, may be registered as a shareholder in respect of such shares, or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. The directors shall have the same right to refuse registration as if the transferee were named in an ordinary transfer presented for registration.

                               SURRENDER OF SHARES

46. The directors may accept the surrender of any share by way of compromise of any question as to the holder being properly registered in respect thereof. Any share so surrendered may be disposed of in the same manner as a forfeited share.

                                 SHARE WARRANTS

47. The Company, with respect to any fully paid-up shares, may issue warrants ("Share Warrants") stating that the bearer is entitled to the shares therein specified, and may provide, by coupons or otherwise, for the payment of future dividends on the shares included in the Share Warrants.

48. The directors may determine and vary the conditions upon which Share Warrants will be issued and, without limiting the generality of the foregoing, may determine the conditions upon which

        (1) a new Share Warrant or coupon will be issued in the place of one worn out, defaced, lost or destroyed, or

        (2) the bearer of a Share Warrant will be entitled to attend and vote at general meetings, or

        (3) a Share Warrant may be surrendered and the name of the bearer entered in the Register in respect of the shares therein specified.

                Subject to such conditions and to these Articles the bearer of a Share Warrant shall be a shareholder to the full extent. The bearer of a Share Warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of the Share Warrant.

                        INCREASE AND REDUCTION OF CAPITAL

49. Subject to the Act, the Company may by resolution of its shareholders increase its share capital by the creation of new shares of such amount as it thinks expedient.

50. Subject to the Act, the new shares may be issued upon such terms and conditions and with such rights, privileges, limitations, restrictions and conditions attached thereto as the Company by resolution of its shareholders determines or, if no direction is given, as the directors determine.

51. The Company by resolution of its shareholders may, before the issue of any new shares, determine that such shares or any of them shall be offered in the first instance to all the then shareholders or to the holders of any class or series of shares in proportion to the amount of the capital held by them, or make any other provisions as to the issue and allotment of such shares. In default of any such determination or to the extent that it does not apply, the directors shall control the new shares.

52. Except as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.

53. The Company may, by special resolution where required, reduce its share capital in any way and with and subject to any incident authorized and consent required by law.

                              ALTERATION OF CAPITAL

54.     Subject to the Act, the Company may by resolution of its shareholders:

        (1) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

        (2) convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;

        (3)     exchange shares of one denomination for another; or

        (4) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the share so cancelled.

55.     Subject to the Act, the Company may by special resolution:

        (1) subdivide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived and the special resolution whereby any share is subdivided may determine that as between the holders of the shares resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting or otherwise, over, or as compared with, the others or other;

        (2) convert any part of its issued or unissued share capital into preference shares redeemable or purchasable by the Company;

        (3) provide for the issue of shares without any nominal or par value provided that, upon any such issue, a declaration executed by the Secretary must be filed with the Registrar stating the number of shares issued and the amount received therefor;

        (4) convert all or any of its previously authorized, unissued or issued, fully paid-up shares, other than preferred shares, with nominal or par value into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability on any of its shares so converted; provided that the power to reduce its liability on any of its shares so converted may, where it results in a reduction of capital, only be exercised subject to confirmation by the court as provided by the Act; or

        (5) convert all or any of its previously authorized, unissued or issued, fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value, and for such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value issued before the conversion.

56. Subject to the Act and any provisions attached to such shares, the Company may redeem, purchase or acquire any of its shares and the directors may determine the manner and the terms for redeeming, purchasing or acquiring such shares and may provide a sinking fund on such terms as they think fit for the redemption, purchase or acquisition of shares of any class or series.

                          CLASSES AND SERIES OF SHARES

57. Subject to the Act and the Memorandum, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or with such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time determine by special resolution.

                     MEETINGS AND VOTING BY CLASS OR SERIES

58. Where the holders of shares of a class or series have, under the Act, the Memorandum, the terms or conditions attaching to such shares or otherwise, the right to vote separately as a class in respect of any matter then, except as provided in the Act, the Memorandum, these Articles or such terms or conditions, all the provisions in these Articles concerning general meetings (including, without limitation, provisions respecting notice, quorum and procedure) shall, mutatis mutandis, apply to every meeting of holders of such class or series of shares convened for the purpose of such vote.

59. Unless the rights, privileges, terms or conditions attached to a class or series of shares provide otherwise, such class or series of shares shall not have the right to vote separately as a class or series upon an amendment to the Memorandum or Articles to:

        (1) increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

        (2) effect an exchange, reclassification or cancellation of all or part of the shares of such class or series; or

        (3) create a new class or series of shares equal or superior to the shares of such class or series.

                                BORROWING POWERS

60.     The directors on behalf of the Company may:

        (1) raise or borrow money for the purposes of the Company or any of them;

        (2) secure the repayment of funds so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or other securities of the Company secured by mortgage or other charge upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

        (3) sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for funds borrowed or to be borrowed for the purposes aforesaid;

        (4)     pledge debentures as security for loans;

        (5)     issue, reissue, sell or pledge debt obligations of the Company;
                and

        (6)     guarantee obligations of any person.

61. Bonds, debentures and other securities may be made assignable, free from any equities between the Company and the person to whom such securities were issued.

62. Any debt obligations and other securities may be issued at a discount, premium or otherwise and with special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors and other matters.

63. The directors may from time to time authorize any director or directors, officer or officers, employee of the Company or other person or persons, whether connected with the Company or not, to make arrangements with reference to the monies borrowed or to be borrowed as aforesaid and as to the terms and conditions of the loan thereof and as to the securities to be given therefor, with power to vary or modify such arrangements, terms and conditions and to give such additional debt obligations for any monies borrowed or remaining due by the Company as the directors of the Company may authorize and generally to manage, transact and settle the borrowing of money by the Company.

64. The directors may from time to time authorize any director or directors, officer or officers, employee of the Company or other person or persons, whether connected with the Company or not, to sign, execute and give on behalf of the Company all documents, agreements and promises necessary or desirable for the purposes aforesaid and to draw, make, accept, endorse, execute and issue cheques, promissory notes, bills of exchange, bills of lading and other negotiable or transferable instruments and the same and all renewals thereof or substitutions therefor so signed shall be binding upon the Company.

65. The words "debt obligations" as used herein mean bonds, debentures, notes or other similar obligations or guarantees of such an obligation, whether secured or unsecured.

66. The directors may from time to time charge, hypothecate, mortgage or pledge any or all of the assets of the Company not only by means of bonds and debentures by way of fixed charge or charges or by way of floating charge or charges, but also by any other instrument or instruments for the purposes of securing any past or existing or new or future liability direct or indirect of the Company or for the purpose of securing any bonds, debentures or other securities or liabilities of the Company or of any other body corporate.

                                GENERAL MEETINGS

67. Ordinary general meetings of the Company shall be held at least once in every calendar year at such time and place as may be determined by the directors and not later than 15 months after the preceding ordinary general meeting. All other meetings of the Company shall be called special general meetings.

        Ordinary or special general meetings may be held either within or outside Canada as the directors may determine.

68. The President, a vice-president or the directors may at any time convene a special general meeting, and the directors, upon the requisition of shareholders in accordance with the Act shall forthwith proceed to convene such meeting or meetings to be held at such time and place or times and places as the directors determine.

69. The requisition shall state the objects of the meeting requested, be signed by the requisitionists and deposited at the Office of the Company. It may consist of several documents in like form each signed by one or more of the requisitionists.

70. At least 21 clear days' notice, or such longer period of notice as may be required by the Act, of every general meeting, specifying the place, day and hour of the meeting and, when special business is to be considered, the general nature of such business, shall be given to the shareholders entitled to be present at such meeting, to each director, and to the auditor, by notice given as permitted by these Articles. With the consent in writing of all the shareholders entitled to vote at such meeting, a meeting may be convened by a shorter notice and in any manner they think fit, or notice of the time, place and purpose of the meeting may be waived by all of the shareholders.

71. The management of the Company shall, concurrently with or prior to sending notice of a meeting of the shareholders of the Company, send a form of proxy to each shareholder entitled to receive notice of such meeting.

72. When it is proposed to pass a special resolution, the two meetings may be convened by the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the requisite majority at the first meeting.

                                  RECORD DATES

73.     (1)     The directors may fix in advance a date as the record date for the determination of shareholders

                (a) entitled to receive payment of a dividend or entitled to receive any distribution;

                (b)     entitled to receive notice of a meeting; or

                (c)     for any other purpose.

        (2) If no record date is fixed, the record date for the determination of shareholders

                (a) entitled to receive notice of a meeting shall be the day immediately preceding the day on which the notice is given, or, if no notice is given, the day on which the meeting is held; and

                (b) for any other purpose shall be the day on which the directors pass the resolution relating to the particular purpose.

                         PROCEEDINGS AT GENERAL MEETINGS

74. The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company and the report of the directors and the report, if any, of the auditors, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

75. No business shall be transacted at any general meeting unless the requisite quorum is present at the commencement of the business. A corporate shareholder of the Company that has a duly authorized agent or representative present at any such meeting shall for the purpose of this Article be deemed to be personally present at such meeting.

76. Two persons, being shareholders, proxyholders or representatives of corporate shareholders, present and entitled to vote and holding or representing not less than a majority of the total number of shares of the Company, shall constitute a quorum for a general meeting, and may hold a meeting. If the Company has only one shareholder, the shareholder present in person or by proxy shall constitute a meeting.

77. The Chairman shall be entitled to take the chair at every general meeting or, if there be no Chairman, or if the Chairman is not present within fifteen 15 minutes after the time appointed for holding the meeting, the President or, failing the President, a vice-president shall be entitled to take the chair. If the Chairman, the President or a vice-president is not present within 15 minutes after the time appointed for holding the meeting or if all such persons present decline to take the chair, the shareholders present entitled to vote at the meeting shall choose another director as chairman and if no director is present or if all the directors present decline to take the chair, then such shareholders shall choose one of their number to be chairman.

78. If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if it was convened pursuant to a requisition of shareholders, shall be dissolved; if it was convened in any other way, it shall stand adjourned to the same day, in the next week, at the same time and place. If at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present shall be a quorum and may hold the meeting.

79. Subject to the Act, at any general meeting a resolution put to the meeting shall be decided by a show of hands unless, either before or on the declaration of the result of the show of hands, a poll is demanded by the chairman, a shareholder or a proxyholder; and unless a poll is so demanded, a declaration by the chairman that the resolution has been carried, carried by a particular majority, lost or not carried by a particular majority and an entry to that effect in the Company's book of proceedings shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution.

80. When a poll is demanded, it shall be taken in such manner and at such time and place as the chairman directs, and either at once or after an interval or adjournment or otherwise. The result of the poll shall be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn at any time prior to the taking of the poll. When any dispute occurs over the admission or rejection of a vote, it shall be resolved by the chairman and such determination made in good faith shall be final and conclusive.

81. The chairman shall not have a casting vote in addition to any vote or votes that the Chairman has as a shareholder.

82. The Chairman of any meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place, and no notice of such adjournment need be given to the shareholders. If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting but a form of proxy need not be sent concurrently with or prior to sending the said notice unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling such original meeting.

83. Any poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith without adjournment.

84. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                              VOTES OF SHAREHOLDERS

85. Votes may be cast either personally or by proxy or, in the case of a corporate shareholder by a representative duly authorized under the Act. Every shareholder entitled to vote at a meeting of the company may, by means of a proxy, appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, as that shareholder's nominee to attend and act at the meeting, to the extent and with the authority conferred by the proxy.

86. Subject to the Act and to any provisions attached to any class or series of shares concerning voting rights:

        (1) on a show of hands every shareholder present in person, every duly authorized representative of a corporate shareholder, and, if not prevented from voting by the Act, every proxyholder, shall have one vote; and

        (2) on a poll every shareholder present in person, every duly authorized representative of a corporate shareholder, and every proxyholder, shall have one vote for every share held;

                whether or not such representative or proxyholder is a shareholder.

87. Any person entitled to transfer shares upon the death or bankruptcy of any shareholder or in any way other than by allotment or transfer may vote at any general meeting in respect thereof in the same manner as if such person were the registered holder of such shares so long as the directors are satisfied at least 48 hours before the time of holding the meeting of such person's right to transfer such shares.

88. Where two or more persons hold the same share or shares jointly, any one of them present in person or by proxy at a meeting of shareholders has the right in the absence of the other or others to vote in respect of such share or shares, but, if more than one of such persons are present or represented by proxy and vote, they shall vote together as one on the share or shares jointly held by them.

89. A proxy shall be in writing and executed by the shareholder or the shareholder's attorney authorized in writing or, if the shareholder is a corporation, by an officer or attorney thereof duly authorized or by a representative authorized in the manner referred to in these Articles. A proxy ceases to be valid one year from its date. A proxy or other authority of a corporate shareholder does not require its seal. Holders of Share Warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

90. A shareholder of the company that is a corporation may, by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of shareholders of the Company. A person authorized as aforesaid shall be entitled to exercise the same powers on behalf of the shareholder which he or she represents as that shareholder could exercise if it were an individual shareholder of the Company.

91. A shareholder of unsound mind in respect of whom an order has been made by any court of competent jurisdiction may vote by guardian or other person in the nature of a guardian appointed by that court, and any such guardian or other person may vote by proxy.

92. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited at the Office of the Company or at such other place as the directors may direct. The directors may, by resolution, fix a time not exceeding 48 hours excluding Saturdays and holidays preceding any meeting or adjourned meeting before which time proxies to be used at that meeting must be deposited with the Company at its Office or with an agent of the Company. Notice of the requirement for depositing proxies shall be given in the notice calling the meeting. The chairman of the meeting shall determine all questions as to validity of proxies and other instruments of authority.

93. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, the revocation of the proxy, or the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation or transfer is received at the Office of the Company before the meeting or by the chairman of the meeting before the vote is given.

94. Every form of proxy shall comply with the Act and its regulations and subject thereto may be in the following form:

                I, ____________________________________ of
                _______________________________________ being a shareholder of
                __________________________________ hereby appoint
                _______________________________ of
                ______________________________ (or failing him/her
                __________________________ of __________________________) as
                proxyholder to attend and to vote for me and on my behalf at the ordinary/special general meeting of the Company, to be held on the _________ day of _________________ and at any adjournment thereof, or at any meeting of the Company which may be held prior to [insert specified date or event].

                [If the proxy is solicited by or behalf of the management of the Company, insert a statement to that effect.]

                Dated this ______ day of_____________________________________
                                                    Shareholder

95. A person who solicits a proxy and is appointed a proxyholder shall attend in person or cause an alternate proxyholder to attend the meeting in respect of which the proxy is given and comply with the directions of the shareholder who appointed the person.

96. A proxyholder or any alternate proxyholder has the same rights as the shareholder who appointed such proxyholder to speak at a meeting of the Company in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder or an alternate proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of show of hands.

97. Notwithstanding anything else contained herein, where the Chairman of a meeting of the Company declares to the meeting that, to the best of the Chairman's belief, if a ballot is conducted, the total number of votes attached to the shares represented at the meeting by proxy required to be voted against what will be the decision of the meeting in relation to any matter or group of matters is less than five per cent of all the votes that might be cast at the meeting on such ballot, and where a shareholder, proxyholder or alternate proxyholder does not demand a ballot,

        (1) the Chairman may conduct the vote in respect of that matter or group of matters by a show of hands; and

        (2) a proxyholder or alternate proxyholder may vote in respect of that matter or group of matters by a show of hands.

98. Subject to the Act, no shareholder shall be entitled to be present or to vote on any question, either personally or by proxy, at any general meeting or to be reckoned in a quorum while any call is due and payable to the Company in respect of any of the shares of such shareholder.

99. A resolution, including a special resolution, in writing and signed by every shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such shareholders at a meeting and satisfies all of the requirements of the Act respecting meetings of shareholders.

                                    DIRECTORS

100. Unless otherwise determined by resolution of shareholders, the number of directors shall not be less than five or more than eleven.

101. The continuing directors may act notwithstanding any vacancy in their body, but if their number falls below the minimum permitted, the directors shall not, except in emergencies or for the purpose of filling vacancies, act so long as their number is below the minimum.

102. A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company is a shareholder or is otherwise interested.

103. The directors may determine the remuneration to be paid to the directors, officers, agents and employees of the Company.

104.    The office of a director shall ipso facto be vacated if the director:

        (1) becomes bankrupt or makes an assignment for the benefit of creditors;

        (2) is, or is found by a court of competent jurisdiction to be, of unsound mind;

        (3) by notice in writing to the Company, resigns the office of director; or

        (4)     is removed in the manner provided by these Articles.

105. No director shall be disqualified by holding the office of director from contracting with the Company, either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director is in any way interested, either directly or indirectly, be avoided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established, provided the director makes a declaration or gives a general notice in accordance with the Act. No director shall, as a director, vote in respect of any contract or arrangement in which the director is so interested, and if the director does so vote, such vote shall not be counted. This prohibition may at any time or times be suspended or relaxed to any extent by a resolution of the shareholders and shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity.

                              ELECTION OF DIRECTORS

106. The directors of the Company shall be elected and shall retire in rotation. At each annual meeting directors shall be elected to fill the positions of those directors whose term of office has expired and each director so elected shall hold office until the third (3rd) annual meeting after his or her election. Subject to the provisions of these Articles, any director appointed between meetings of the shareholders shall have a term determined by the directors at the time of his or her appointment which shall not exceed the date of the third (3rd) annual meeting after the date of his or her appointment and, in the absence of any such determination of the term of such director, such director shall remain a director until the next annual meeting of shareholders. The election may be by a show of hands or by resolution of the shareholders unless a ballot be demanded by any shareholder. If after nomination there is no contest for election, the persons nominated may be elected by declaration of the chairman to that effect. If an election of directors is not held at the proper time, the directors then in office shall continue in office until their successors are elected or appointed. The election or appointment of a director is not effective unless the person elected or appointed consents in writing on or within ten (10) days after the date of the election or appointment.

107. If at any ordinary general meeting at which an election of directors ought to take place no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected.

108. The Company may by resolution of its shareholders elect any number of directors permitted by these Articles and may determine or alter their qualification.

109. The Company may, by special resolution or in any other manner permitted by statute, remove any director before the expiration of such director's period of office and may, if desired, appoint a replacement to hold office during such time only as the director so removed would have held office.

110. Subject to the Act, any vacancy among directors whose election is not the exclusive right of the holders of any class or series of shares may be filled for the remainder of the unexpired term by:

        (1)     the shareholders at a special meeting called for the purpose; or

        (2) the remaining directors unless: (i) there is no quorum; (ii) the vacancy results from a failure to elect the number of directors required to be elected at any meeting of shareholders; in either of which events the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy, and if they fail to call the meeting or if there are no directors then in office, the meeting may be called by any shareholder.

                                   COMMITTEES

111. The directors may in their discretion appoint such committees as are deemed appropriate, and delegate to such committees any of the powers of the directors except those which the directors are prohibited by the Act from delegating. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

112. The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any committee may be held at any place within or outside Canada.

113. Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                                 AUDIT COMMITTEE

114. The directors shall appoint an audit committee composed of not fewer than three (3) directors of the Company, a majority of whom are not officers or employees of the Company or any of its affiliates, to hold office until the next annual general meeting of the shareholders.

115. The audit committee shall review the financial statements of the Company and shall report thereon to the directors before such financial statements are approved by the directors.

116. The auditor of the Company is entitled to receive notice of every meeting of the audit committee and, at the expense of the Company, to attend and be heard thereat, and, if so requested by a member of the audit committee, shall attend every meeting of the committee held during the term of office of the auditor.

117. The auditor of the Company or a member of the audit committee may call a meeting of the committee.

                            PROCEEDINGS OF DIRECTORS

118. Subject to any limitations set out herein, the directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings and proceedings, as they think fit.

119. The directors may appoint a day or days in any month or months for regular meetings of the directors at a place and hour to be named. A copy of any resolution of the directors fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

120. The directors shall determine the quorum, provided in no event shall a quorum be less than a majority of the number of directors. If no quorum has been determined by the directors, then the quorum shall be a majority of the number of directors so or determined by the shareholders or directors as the case may be.

121. If all directors of the Company entitled to attend a meeting either generally or specifically consent, a director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting for purposes of these Articles.

122. Meetings of directors may be held either within or outside Canada and the directors may from time to time make arrangements relating to the time and place of holding directors' meetings, the notices to be given for such meetings and what meetings may be held without notice. Unless otherwise provided by such arrangements:

        (1) a meeting of directors may be held at the close of every ordinary general meeting of the Company without notice;

        (2) notice of every other directors' meeting may be given as permitted by these Articles to each director at least 48 hours before the time fixed for the meeting; and

        (3) a meeting of directors may be held without formal notice if all the directors are present or if those absent have signified their assent to such meeting or their consent to the business transacted at such meeting.

123. The Chairman, President, or any two directors may at any time, and the Secretary, upon the request of the President or any director, shall summon a meeting of the directors to be held at the Office of the Company. The President, the Chairman or a majority of the directors may at any time, and the Secretary, upon the request of the President, the Chairman or a majority of the directors, shall summon a meeting to be held elsewhere.

124.    (1)     Questions arising at any meeting of directors shall be decided by a majority of votes. The chairman of the meeting may vote as a director but shall not have a second or casting vote.

        (2) At any meeting of directors the chairman shall receive and count the vote of any director not present in person at such meeting on any question or matter arising at such meeting whenever such absent director has indicated by telegram, letter or other writing lodged with the chairman of such meeting the manner in which the absent director desires to vote on such question or matter and such question or matter has been specifically mentioned in the notice calling the meeting as a question or matter to be discussed or decided thereat. In respect of any such question or matter so mentioned in such notice any director may give to any other director a proxy authorizing such other director to vote for such first named director at such meeting, and the chairman of such meeting, after such proxy has been so lodged, shall receive and count any vote given in pursuance thereof notwithstanding the absence of the director giving such proxy.

125. If no Chairman is elected, or if at any meeting of directors the Chairman is not present within five minutes after the time appointed for holding the meeting, or declines to take the chair, the President, if a director, shall preside. If the President is not a director, is not present at such time or declines to take the chair, a vice-president who is also a director shall preside. If no person described above is present at such time and willing to take the chair, the directors present shall choose some one of their number to be chairman of the meeting.

126. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the directors generally.

127. All acts done at any meeting of the directors or of a committee of directors or by any person acting as a director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of the director or person so acting, or that they or any of them were disqualified, be as valid if every such person had been duly appointed and was qualified to be a director.

128. A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.

129. If any one or more of the directors is called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise. Such remuneration shall be determined by the directors and may be either in addition to or in substitution for remuneration otherwise authorized by these Articles.

130. Notice of an adjourned meeting of the directors is not required if the time and place of the adjourned meeting is announced at the original meeting or the adjourned meeting preceding the applicable adjourned meeting, if the original meeting is adjourned on more than one occasion.

131. Any director of the Company may file with the Secretary a written waiver of notice of any meetings of the directors and may at any time withdraw such waiver, and until such waiver is withdrawn, no notice of meetings of directors need be sent to such director, and any and all meetings of the directors shall (provided a quorum is present) be validly constituted notwithstanding that notice shall not have been given to such director.

                               MANAGING DIRECTORS

132. The directors may appoint one or more of their number to be managing directors of the Company, either for a fixed term or otherwise, and may remove or dismiss them from office and appoint replacements.

133. Subject to the provisions of any contract between a managing director and the Company, a managing director shall be subject to the same provisions as to resignation and removal as the other directors of the Company. A managing director who for any reason ceases to hold the office of director shall ipso facto immediately cease to be a managing director.

134. The remuneration of a managing director shall from time to time be fixed by the directors and may be by way of any or all of salary, commission and participation in profits.

135. The directors may from time to time entrust to and confer upon a managing director such of the powers exercisable under these Articles by the directors as they think fit, and may confer such powers for such time, and to be exercised for such objects and purposes and upon such terms and conditions, and with such restrictions as they think expedient; and they may confer such powers either collaterally with, or to the exclusion of, and in substitution for, all or any of the powers of the directors in that behalf; and may from time to time revoke, withdraw, alter or vary all or any of such powers.

                                    CHAIRMAN

136. The directors may elect one of their number to be Chairman and may determine the period during which the Chairman is to hold office. The Chairman shall perform such duties and receive such special remuneration as the directors may provide.

                          PRESIDENT AND VICE-PRESIDENTS

137. The directors may appoint the President of the Company, who need not be a director, and may determine the period for which the President is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned from time to time by the directors.

138. The directors may also appoint vice-presidents, who need not be directors, and may determine the periods for which they are to hold office. A vice-president shall, at the request of the President or the directors and subject to the directions of the directors, perform the duties of the President during the absence, illness or incapacity of the President, and shall also perform such duties as may be assigned by the President or the directors.

                            SECRETARY AND TREASURER

139. The directors shall appoint a Secretary of the Company to keep minutes of shareholders' and directors' meetings and perform such other duties as may be assigned by the directors. The directors may also appoint a temporary substitute for the Secretary who shall, for the purposes of these Articles, be deemed to be the Secretary.

140. The directors may appoint a treasurer of the Company to carry out such duties as the directors may assign.

                                    OFFICERS

141. The directors may elect or appoint such other officers of the Company, having such powers and duties, as they think fit.

142. If the directors so decide the same person may hold more than one of the offices provided for in these Articles.

                                    REGISTERS

143. The directors shall cause to be kept at the Company's Office in accordance with the provisions of the Act a Register of the shareholders of the Company, a register of the holders of bonds, debentures and other securities of the Company and a register of its directors. Branch registers of the shareholders and of the holders of bonds, debentures and other securities may be kept elsewhere, either within or without Canada, in accordance with the Act.

                                    MINUTES

144. The directors shall cause minutes to be entered in books designated for the purpose:

        (1)     of all appointments of officers;

        (2) of the names of directors present at each meeting of directors and of any committees of directors;

        (3)     of all orders made by the directors and committees of directors;
                and

        (4) of all resolutions and proceedings of meetings of shareholders and of directors.

        Any such minutes of any meeting of directors or of any committee of directors or of shareholders, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                               POWERS OF DIRECTORS

145. The management of the business of the Company is vested in the directors who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the shareholders, but subject nevertheless to the provisions of any statute, the Memorandum or these Articles. No modification of the Memorandum or these Articles shall invalidate any prior act of the directors that would have been valid if such modification had not been made.

146. Without restricting the generality of the terms of any of these Articles and without prejudice to the powers conferred thereby, the directors may:

        (1) take such steps as they think fit to carry out any agreement or contract made by or on behalf of the Company;

        (2) pay costs, charges and expenses preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

        (3) purchase or otherwise acquire for the Company any property, rights or privileges that the Company is authorized to acquire, at such price and generally on such terms and conditions as they think fit;

        (4) pay for any property, rights or privileges acquired by, or services rendered to the Company either wholly or partially in cash or in shares (fully paid-up or otherwise), bonds, debentures or other securities of the Company;

        (5) subject to the Act, secure the fulfilment of any contracts or engagements entered into by the Company by mortgaging or charging all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they think fit;

        (6) appoint, remove or suspend at their discretion such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and determine their powers and duties and fix their salaries or emoluments and require security in such instances and to such amounts as they think fit;

        (7) accept a surrender of shares from any shareholder insofar as the law permits and on such terms and conditions as may be agreed;

        (8) appoint any person or persons to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, execute and do all such deeds and things as may be required in relation to such trust, and provide for the remuneration of such trustee or trustees;

        (9) institute, conduct, defend, compound or abandon any legal proceedings by and against the Company, its directors or its officers or otherwise concerning the affairs of the Company, and also compound and allow time for payment or satisfaction of any debts due and of any claims or demands by or against the Company;

        (10) refer any claims or demands by or against the Company to arbitration and observe and perform the awards;

        (11) make and give receipts, releases and other discharges for amounts payable to the Company and for claims and demands of the Company;

        (12) determine who may exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecations, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

        (13) provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular appoint any person to be the attorney or agent of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

        (14) invest and deal with any funds of the Company in such securities and in such manner as they think fit; and vary or realize such investments;

        (15) subject to the Act, execute in the name and on behalf of the Company in favour of any director or other person who may incur or be about to incur any personal liability for the benefit of the Company such mortgages of the Company's property, present and future, as they think fit;

        (16) give any officer or employee of the Company a commission on the profits of any particular business or transaction or a share in the general profits of the Company;

        (17) set aside out of the profits of the Company before declaring any dividend such amounts as they think proper as a reserve fund to meet contingencies or provide for dividends, depreciation, repairing, improving and maintaining any of the property of the Company and such other purposes as the directors may in their absolute discretion think in the interests of the Company; and invest such amounts in such investments as they think fit, and deal with and vary such investments, and dispose of all or any part of them for the benefit of the Company, and divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company without being bound to keep them separate from the other assets;

        (18) make, vary and repeal rules respecting the business of the Company, its officers and employees, the shareholders of the Company or any section or class of them;

        (19) enter into all such negotiations and contracts, rescind and vary all such contracts, and execute and do all such acts, deeds and things in the name and on behalf of the Company as they consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the Company;

        (20) provide for the management of the affairs of the Company in such manner as they think fit.

                                   SOLICITORS

147. The Company may employ or retain solicitors any of whom may, at the request or on the instruction of the directors, the Chairman, the President or a managing director, attend meetings of the directors or shareholders, whether or not the solicitor is a shareholder or a director of the Company. A solicitor who is also a director may nevertheless charge for services rendered to the Company as a solicitor.

                                    THE SEAL

148. The directors shall arrange for the safe custody of the common seal of the Company (the "Seal"). The Seal may be affixed to any instrument in the presence of and contemporaneously with the attesting signature of
        (i) any director or officer acting within such person's authority or
        (ii) any person under the authority of a resolution of the directors or a committee thereof. For the purpose of certifying documents or proceedings the Seal may be affixed by any director or the President, a vice-president, the Secretary, an assistant secretary or any other officer of the Company without the authorization of a resolution of the directors.

149. The Company may have facsimiles of the Seal which may be used interchangeably with the Seal.

150. The Company may have for use at any place outside the Province of Nova Scotia, as to all matters to which the corporate existence and capacity of the Company extends, an official seal that is a facsimile of the Seal of the Company with the addition on its face of the name of the place where it is to be used; and the Company may by writing under its Seal authorize any person to affix such official seal at such place to any document to which the Company is a party.

                                    DIVIDENDS

151. The directors may from time to time declare such dividend as they deem proper upon shares of the Company according to the rights and restrictions attached to any class or series of shares, and may determine the date upon which such dividend will be payable and that it will be payable to the persons registered as the holders of the shares on which it is declared at the close of business upon a record date. No transfer of such shares registered after the record date shall pass any right to the dividend so declared.

152. No dividends shall be payable except out of the profits, retained earnings or contributed surplus of the Company and no interest shall be payable on any dividend except insofar as the rights attached to any class or series of shares provide otherwise.

153. The declaration of the directors as to the amount of the profits, retained earnings or contributed surplus of the Company shall be conclusive.

154. The directors may from time to time pay to the shareholders such interim dividends as in their judgment the position of the Company justifies.

155. Subject to the Memorandum, these Articles and the rights and restrictions attached to any class or series of shares, dividends may be declared and paid to the shareholders in proportion to the amount of capital paid-up on the shares (not including any capital paid-up bearing interest) held by them respectively.

156. The directors may deduct from the dividends payable to any shareholder amounts due and payable by the shareholder to the Company on account of calls, instalments or otherwise, and may apply the same in or towards satisfaction of such amounts so due and payable.

157. The directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

158. The directors may retain the dividends payable upon shares to which a person is entitled or entitled to transfer upon the death or bankruptcy of a shareholder or in any way other than by allotment or transfer, until such person has become registered as the holder of such shares or has duly transferred such shares.

159. When the directors declare a dividend on a class or series of shares and also make a call on such shares payable on or before the date on which the dividend is payable, the directors may retain all or part of the dividend and set off the amount retained against the call.

160. The directors may declare that a dividend be paid by the distribution of cash, paid-up shares (at par or at a premium), debentures, bonds or other securities of the Company or of any other company or any other specific assets held or to be acquired by the Company or in any one or more of such ways.

161. The directors may settle any difficulty that may arise in regard to the distribution of a dividend as they think expedient, and in particular without restricting the generality of the foregoing may issue fractional certificates, may fix the value for distribution of any specific assets, may determine that cash payments will be made to any shareholders upon the footing of the value so fixed or that fractions may be disregarded in order to adjust the rights of all parties, and may vest cash or specific assets in trustees upon such trusts for the persons entitled to the dividend as may seem expedient to the directors.

162. Any person registered as a joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

163. Unless otherwise determined by the directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the shareholder entitled, or, when there are joint holders, to the registered address of that one whose name stands first on the register for the shares jointly held. Every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent. The mailing or other transmission to a shareholder at the shareholder's registered address (or, in the case of joint shareholders at the address of the holder whose name stands first on the register) of a cheque payable to the order of the person to whom it is addressed for the amount of any dividend payable in cash after the deduction of any tax which the Company has properly withheld, shall discharge the Company's liability for the dividend unless the cheque is not paid on due presentation. If any cheque for a dividend payable in cash is not received, the Company shall issue to the shareholder a replacement cheque for the same amount on such terms as to indemnity and evidence of non-receipt as the directors may impose. No shareholder may recover by action or other legal process against the Company any dividend represented by a cheque that has not been duly presented to a banker of the Company for payment or that otherwise remains unclaimed for 6 years from the date on which it was payable.

164. Any dividend unclaimed after a period of six (6) years from the date on which the same was declared to be payable shall be forfeited and shall revert to the Company.

                                    ACCOUNTS

165. The directors shall cause proper books of account to be kept of the amounts received and expended by the Company, the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Company, and the assets, credits and liabilities of the Company.

166. The books of account shall be kept at the head office of the Company or at such other place or places as the directors may direct.

167. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions the accounts and books of the Company or any of them shall be open to inspection of the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Company except as conferred by statute or authorized by the directors or a resolution of the shareholders.

168. At the ordinary general meeting in every year the directors shall lay before the Company such financial statements and reports in connection therewith as may be required by the Act or other applicable statute or regulation thereunder and shall distribute copies thereof at least 21 days prior to such ordinary general meeting and to such persons as may be required by statute or regulation.

                               AUDITORS AND AUDIT

169. The shareholders of the Company shall at each ordinary general meeting appoint an auditor or auditors to hold office until the next ordinary general meeting. If at any general meeting at which the appointment of an auditor or auditors is to take place and no such appointment takes place, or if no ordinary general meeting is held in any year or period of years, the directors shall appoint an auditor or auditors to hold office until the next ordinary general meeting.

170. The first auditors of the Company may be appointed by the directors at any time before the first ordinary general meeting and the auditors so appointed shall hold office until such meeting unless previously removed by a resolution of the shareholders, in which event the shareholders may appoint auditors.

171. The directors may fill any casual vacancy in the office of the auditor but while any such vacancy continues the surviving or continuing auditor or auditors, if any, may act.

172. The Company may appoint as auditor any person, including a shareholder, not disqualified by statute.

173. An auditor may be removed or replaced in the circumstances and in the manner specified in the Act.

174. The remuneration of the auditors shall be fixed by the shareholders, or by the directors pursuant to authorization given by the shareholders, except that the remuneration of an auditor appointed to fill a casual vacancy may be fixed by the directors.

175. The auditors shall conduct such audit as may be required by the Act and their report, if any, shall be dealt with by the Company as required by the Act.

                                     NOTICES

176. A notice (including any communication or document) shall be sufficiently given, delivered or served by the Company upon a shareholder, director, officer or auditor by personal delivery at such person's registered address (or, in the case of a director, officer or auditor, last known address) or by prepaid mail, telegraph, telex, facsimile machine or other electronic means of communication addressed to such person at such address.

177. Shareholders having no registered address shall not be entitled to receive notice.

178. The holder of a Share Warrant shall not, unless otherwise expressed therein, be entitled in respect thereof to notice of any general meeting of the Company.

179. All notices with respect to registered shares to which persons are jointly entitled may be sufficiently given to all joint holders thereof by notice given to whichever of such persons is named first in the Register for such shares.

180. Any notice sent by mail shall be deemed to be given, delivered or served on the earlier of actual receipt and the third business day following that upon which it is mailed, and in proving such service it shall be sufficient to prove that the notice was properly addressed and mailed with the postage prepaid thereon. Any notice given by electronic means of communication shall be deemed to be given when entered into the appropriate transmitting device for transmission. A certificate in writing signed on behalf of the Company that the notice was so addressed and mailed or transmitted shall be conclusive evidence thereof.

181. Every person who by operation of law, transfer or other means whatsoever becomes entitled to any share shall be bound by every notice in respect of such share that prior to such person's name and address being entered on the Register was duly served in the manner hereinbefore provided upon the person from whom such person derived title to such share.

182. Any notice delivered, sent or transmitted to the registered address of any shareholder pursuant to these Articles, shall, notwithstanding that such shareholder is then deceased and that the Company has notice thereof, be deemed to have been served in respect of any registered shares, whether held by such deceased shareholder solely or jointly with other persons, until some other person is registered as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice on the heirs, executors or administrators of the deceased shareholder and all joint holders of such shares.

183. Any notice may bear the name or signature, manual or reproduced, of the person giving the notice.

184. When a given number of days' notice or notice extending over any other period is required to be given, the day of service and the day upon which such notice expires shall not, unless it is otherwise provided, be counted in such number of days or other period.

185. The accidental omission to give any notice to any shareholder, director, holder or auditor or the non- receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

186. A certificate of the Secretary or other duly authorized officer of the Company in office at the time of the making of the certificate, or of any agent of the Company as to facts in relation to the sending of any notice to any shareholder, director, officer, auditor or member of a committee of the directors of the Company shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer, auditor or member of a committee of the directors of the Company as the case may be.

187. Any shareholder (or his duly appointed proxy), director, officer, auditor or a member of a committee of the directors may waive any notice required to be given under any provision of the Act or these Articles and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice. Any shareholder (or his duly appointed proxy) may waive any irregularity in any meeting of shareholders.

                                    INDEMNITY

188. No director or officer, former director or officer, or person who acts or acted at the Company's request, as a director or officer of the Company, a body corporate, partnership or other association of which the Company is or was a shareholder, partner, member or creditor, in the absence of any dishonesty on such person's part, shall be liable for the acts, receipts, neglects or defaults of any other director, officer or such person, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or through the insufficiency or deficiency of any security in or upon which any of the funds of the Company are invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any funds, securities or effects are deposited, or for any loss occasioned by error of judgment or oversight on the part of such person, or for any other loss, damage or misfortune whatsoever which happens in the execution of the duties of such person or in relation thereto.

189. The directors of the Company are hereby authorized from time to time to cause the Company to give indemnities to any director or other person who has undertaken or is about to undertake any liability on behalf of the Company and to secure such director or other person against loss by mortgage and charge upon the whole or any part of the real and personal property of the Company by way of security. Any action from time to time taken by the directors under this paragraph shall not require approval or confirmation by the shareholders.

                                     GENERAL

190. The banking business of the Company or any part thereof shall be transacted with such chartered banks, trust companies or other financial institutions as the directors may by resolution from time to time determine.

        Cheques on the bank accounts, drafts drawn or accepted by the Company, promissory notes given by it, acceptances, bills of exchange, orders for the payment of money and other instruments of a like nature may be made, signed, drawn, accepted or endorsed, as the case may be, by such officer or officers, person or persons as the directors may by resolution from time to time name for that purpose.

        Cheques, promissory notes, bills of exchange, orders for the payment of money and other negotiable paper may be endorsed for deposit to the credit of the Company's bank account by such officer or officers, person or persons, as the directors may by resolution from time to time name for that purpose, or they may be endorsed for such deposit by means of a stamp bearing the Company's name.

191. Any instruments in writing may be signed in the name of and on behalf of the Company by two persons, one of whom holds the office of Chairman, President, Vice-President or director and the other of whom holds one of the said offices or the office of Secretary or Treasurer and any instrument in writing so signed shall be binding upon the Company without any further authorization or formality. In the event that the Company has only one officer and director, that person alone may sign any instruments in writing in the name of and on behalf of the Company. The directors shall have power from time to time by resolution to appoint any other officer or officers or any person or persons on behalf of the Company either to sign instruments in writing generally or to sign specific instruments in writing.

        The term "INSTRUMENTS IN WRITING" as used herein shall, without limiting the generality thereof, include contracts, documents, deeds, mortgages, hypothecs, charges, security interests, conveyances, transfers and assignments of property (real or personal, immoveable or movable), agreements, tenders, releases, proxies, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, stocks, bonds, debentures or other securities and all paper writings.

192. In particular, without limiting the generality of the foregoing, execution as provided in these Articles shall be adequate to sell, assign, transfer, exchange, convert or convey any securities, rights and warrants.

193. The invalidity or unenforceability of any provision of these Articles shall not affect the validity or enforceability of the remaining provisions of these Articles.

194. The financial year of the Company shall terminate on such day in each year as is from time to time established by the directors.

                                    REMINDERS

195. The directors shall comply with the following provisions of the Act or the Corporations Registration Act (Nova Scotia) where indicated:

        (1)     Keep a current register of shareholders (Section 42).

        (2) Keep a current register of directors, officers and managers, send to the Registrar a copy thereof and notice of all changes therein (Section 98).

        (3) Keep a current register of holders of bonds, debentures and other securities (Section 111 and Third Schedule).

        (4) Send notice to the Registrar of any redemption or purchase of preference shares (Section 50).

        (5) Send notice to the Registrar of any consolidation, division, conversion or reconversion of the share capital or stock of the Company (Section 53).

        (6)     Send notice to the Registrar of any increase of capital (Section
                55).

        (7) Call a general meeting every year within the proper time (Section 83). Meetings must be held not later than 15 months after the preceding general meeting.

        (8)     Send to the Registrar copies of all special resolutions (Section
                88).

        (9) When shares are issued for a consideration other than cash, file a copy of the contract with the Registrar on or before the date on which the shares are issued (Section 109).

        (10) Send to the Registrar notice of the address of the Company's Office and of all changes in such address (Section 79).

        (11) Keep proper minutes of all shareholders' meetings and directors' meetings in the Company's minute book kept at the Company's Office (Sections 89 and 90).

        (12) Obtain a certificate under the Corporations Registration Act (Nova Scotia) as soon as business is commenced.

        (13) Send notice of recognized agent to the Registrar under the Corporations Registration Act (Nova Scotia).